Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Vivint Smart Home, Inc. 2020 Omnibus Incentive Plan of our report dated March 13, 2020, with respect to the consolidated financial statements of Legacy Vivint Smart Home, Inc. and Subsidiaries included in Vivint Smart Home, Inc’s Current Report on Form 8-K/A dated March 13, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah
March 24, 2020